Exhibit 99.1

Kiora Pharmaceuticals Announces Management Team Changes

Encinitas, California — April 2, 2026 — Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) ("Kiora" or the "Company") today announced that Eric J. Daniels, M.D., MBA, will depart from his role as Chief Development Officer on April 17, 2026, to pursue other opportunities. The Company has initiated a search for his successor.

“Eric has made significant contributions to Kiora during his time with the Company," said Brian M. Strem, Ph.D., President and Chief Executive Officer of Kiora. "On behalf of the entire team, I want to thank Eric for his commitment, contributions, and lasting impact on the Company.”

Kiora remains focused on advancing its pipeline of treatments for retinal disease and maintaining momentum across its development programs. The Company’s internal clinical development team continues to drive enrollment for the KIO-301 and KIO-104 studies through the support of Kiora's established network of outsourced CRO partners. As previously disclosed, following a planned safety review, the ABACUS-2 Phase 2 clinical trial (KIO-301) received approval to enroll the remaining patients in the 50µg dose cohort, as well as clearance to initiate the 100µg dose cohort. In the KLARITY Phase 2 clinical trial (KIO-104), all planned safety review checkpoints have been cleared and patient enrollment is ongoing.

About Kiora Pharmaceuticals

Kiora Pharmaceuticals is a clinical-stage biotechnology company developing advanced therapies for retinal disease. We target critical pathways underlying retinal diseases using innovative small molecules to slow, stop, or restore vision loss. KIO-301 is being developed initially for the treatment of retinitis pigmentosa, with potential to expand into choroideremia and Stargardt disease. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. KIO-104 is being developed for the treatment of macular edema due to retinal inflammation. It is a next-generation, non-steroidal, immuno-modulatory, and small-molecule inhibitor of dihydroorotate dehydrogenase (DHODH).

In addition to news releases and SEC filings, we expect to post information on our website, www.kiorapharma.com, and social media accounts that could be relevant to investors. We encourage investors to follow us on X and LinkedIn as well as to visit our website and/or subscribe to email alerts.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, Kiora's ability to execute on development and commercialization efforts and other regulatory or marketing approval efforts pertaining to Kiora's development-stage products, including KIO-104 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all, and and the positioning of KIO-301 for potential success in clinical trials and potential commercialization. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to conduct clinical trials on a timely basis, market and other conditions and certain risk factors described under the heading "Risk Factors" contained in Kiora's Annual Report on Form 10-K filed with the SEC on March 25, 2026 or described in Kiora's other public filings, including on Form 10-Q filed with the SEC on November 7, 2025. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Contacts:

Investors
Investors@kiorapharma.com